                                                                   EXHIBIT 10.13

                             TOWERSTREAM CORPORATION
                                55 Hammerlund Way
                         Middletown, Rhode Island 02842

                                                                 January 5, 2007

Dan Schreiber
Granite Financial Group, LLC
12220 El Camino Real, Suite 400
San Diego, CA 92130

     RE: Selling Agreement

Dear Mr. Schreiber:

     The undersigned, Towerstream Corporation, a Delaware Corporation
("Corporation"), by this letter confirms its agreement (the "Agreement") with
Granite Financial Group, LLC, a Delaware limited liability company (the
"Broker-Dealer"), regarding the Broker-Dealer acting as a placement agent in connection with an offering of up to $15 million of units consisting of shares of common stock and warrants to purchase common stock (the "Units") under the terms set forth in the Confidential Private Placement Memorandum dated December
21, 2006 and all exhibits and supplements thereto (the "Memorandum") prepared by
Corporation and delivered to you for distribution to the offerees. The Units are to be offered on a "Best Efforts, Minimum- Maximum" basis with respect to all
Units. The Units will be offered and sold in accordance with 17 CFR 203.506
("Rule 506"), promulgated under Regulation D of the Securities Act 1933, as amended.

     Upon execution and delivery of subscription documents (the "Subscription
Documents"), which shall be in the form of the Subscription Documents included in the Memorandum, the subscribers for Units shall, upon acceptance thereof by
Corporation (which acceptance shall be in Corporation's sole discretion), become
Unit Holders pursuant to the terms set forth in the Memorandum. The offering of the Units shall begin when the Memorandum is first made available to you by
Corporation and shall continue until the termination date, and through the end of any extension, unless the offering has been terminated as of any earlier time
(the "Subscription Period").

     SECTION 1. APPOINTMENT OF AGENT. On the basis of the representations, warranties and covenants contained in this Agreement, but subject to the terms and conditions herein set forth, you are hereby appointed as non-exclusive selling agent of Corporation for the Units offered under the Memorandum. The appointment shall continue until the earliest of (i) 120 days from the date of this Agreement, or (ii) the termination of the Subscription Period, or (iii) the sale of all of the Units, or (iv) the termination of the offering of Units by
Corporation for any reason, whichever occurs first. Subject to the performance by Corporation of all of its obligations under this Agreement, and to the completeness and accuracy of all of its representations and warranties contained in this Agreement, you agree to use your best efforts during the Subscription
Period to find subscribers for the Units.

     SECTION 2. DEFINITIONS. Certain terms used herein are defined in the
Memorandum and shall have the same meanings given therein.

Selling Agreement

     SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CORPORATION.
Corporation represents, warrants and covenants, to the best of its knowledge, that:

     a. Corporation is a corporation duly and validly organized and in good standing under the laws of the State of Delaware and has full power and authority to conduct the business described in the Memorandum.

     b. Corporation will deliver to you a reasonable number of copies of the
     Memorandum, and the information made available to each offeree pursuant to subsection 3(i) hereof shall be sufficient to comply with, and conform to, the requirements of Rule 506.

     c. All action required to be taken by Corporation to offer and sell the
     Units to qualified subscribers has been or will be taken.

     d. Upon payment of the subscription amount specified in the Subscription
     Documents, acceptance by Corporation of the subscriptions from qualified subscribers (which acceptance shall be at the sole discretion of
     Corporation), and delivery by the subscribers for Units of such additional documents as may reasonably be required by Corporation, such subscribers will become Unit Holders.

     e. During the Subscription Period, the Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not materially misleading.

     f. This Agreement has been duly and validly authorized, executed, and delivered by or on behalf of Corporation and constitutes a valid and binding agreement of Corporation.

     g. Execution by Corporation of a subscriber's Subscription Documents will be duly and validly authorized by or on behalf of Corporation and will constitute a valid and binding agreement of Corporation.

     h. The execution and delivery of this Agreement and the incurrence of the obligations set forth herein and the consummation of the transactions contemplated in this Agreement and the Memorandum will not constitute a breach or default under:

          (i)  any instruments by which Corporation is bound; or

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          (ii) any order, rule or regulation (applicable to Corporation) issued by any court, governmental body or administrative agency having jurisdiction over Corporation.

     i. Corporation shall make available, during the Subscription Period and prior to the sale of any Units, to each purchaser or his purchaser representative(s) or both:

          (i) such information (in addition to that contained in the Memorandum)
          concerning the offering of Units, Corporation, and any other relevant matters, as Corporation possesses or can acquire without unreasonable effort or expense; and

          (ii) the opportunity to ask questions of, and receive answers from,
          Corporation concerning the terms and conditions of the offering of the
          Units, and to obtain any additional information, to the extent
          Corporation possesses the same or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished to the purchaser or his purchaser representative(s).

     j. With respect to those activities undertaken by it, Corporation has endeavored to ensure that the offering and sale of Units complies, in all respects, with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the securities or
     "blue sky" laws of any state or jurisdiction in which an offer and/or sale takes place.

     k. There is no litigation or proceeding at law or in equity before any federal or state authority against Corporation wherein an unfavorable decision, ruling, or finding would materially and adversely affect the business, operations or financial condition or income of Corporation or any proposed Corporation investment, and neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms hereof will conflict with, or result in a breach of, any of the terms, provisions, or conditions of any agreement or instrument to which Corporation is a party.

     l. Corporation will endeavor in good faith to qualify, or assist you in qualifying, the Units for offer and sale, or to establish, or assist you in establishing, the exemption of the offer and sale of the Units from qualification or registration under the applicable securities or "blue sky"
     laws of such jurisdictions as you may reasonably designate, and will promptly notify you, orally or in writing (but if orally then prompt written confirmation shall be delivered to you), as each jurisdiction is so qualified or as an exemption from registration or qualification is established therein; provided, however, that Corporation shall not be

Selling Agreement

     obligated to do business or to qualify as a dealer in any jurisdiction in which it is not so qualified.

     m. Corporation will pay all expenses in connection with the printing and delivery to you in reasonable quantities of copies of the Memorandum and the qualification of the Units under the securities or "blue sky" laws.

     n. As compensation for your services, Corporation will pay you a sales commission equal to (i) seven percent (7%) of the gross proceeds received by Corporation from the Units placed by you and (ii) warrants to purchase a number of shares of common stock equal to five percent (5%) of the number of shares included within the Units placed by you, payable pursuant to the terms of the Memorandum.

     o. If any event relating to or affecting Corporation shall occur during the
     Subscription Period, as a result of which it is necessary, in the opinion of your counsel and counsel to Corporation, to amend or supplement the
     Memorandum so that it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, Corporation shall forthwith prepare and furnish to you a reasonable number of copies of an amendment or amendments of, or supplement or supplements to, the Memorandum, which you shall promptly deliver to all offerees then being solicited. For purposes of this subsection o., Corporation will furnish such information with respect to
     Corporation as you may from time to time reasonably request.

     p. Corporation will deliver to you such reports and documents as
     Corporation is required, under the terms of the Memorandum or any document referred to therein, to furnish to its prospective investors.

     SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BROKER-DEALER.
The Broker-Dealer represents, warrants and covenants, to the best of its knowledge, that:

     a. It, or any person acting on its behalf, will not offer any of the Units for sale, or solicit any offers to subscribe for or buy any Units, or otherwise negotiate with any person with respect to the Units, on the basis of any communications or documents, except the Memorandum, the information provided by Corporation pursuant to Section 3(i), or any other documents and any transmittal letter reasonably satisfactory in form and substance to
     Corporation and counsel to Corporation.

     b. It, or any person acting on its behalf, shall not use any form of general solicitation or general advertising in the course of any offer or sale of the Units including, but not limited

Selling Agreement

     to:

          (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media or broadcast over television or radio; and

          (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     c. It, or any person acting on its behalf, shall solely make offers to sell
     Units to, solicit offers to subscribe for or purchase any Units from, or otherwise negotiate with respect to the Units with, persons whom it has reasonable grounds to believe and does believe are "accredited investors"
     within the meaning of 17 CFR 230.501(a).

          In making or soliciting such offers, or so negotiating, Broker-Dealer will comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the securities or
     "blue sky" laws of the jurisdiction in which it makes or solicits such offers, or so negotiates.

     d. It will exercise reasonable care to assure that the purchasers are not underwriters within the meaning of Section 2(11) of the Securities Act of
     1933, as amended. In that connection, it will:

          (i) Make reasonable inquiry to determine that each purchaser is acquiring the Units for his own account; and

          (ii) Obtain from the purchaser a signed written agreement (contained in the Subscription Documents) that the Units will not be sold without registration under the Securities Act of 1933, as amended, unless an opinion of counsel that an exemption therefrom is available, satisfactory in form and substance to Corporation or counsel, is delivered in accordance with such agreement.

     e. It shall furnish Corporation with information in sufficient detail (in the form of the Investor Questionnaire, a copy of which is included in the
     Memorandum), with respect to each purchaser of Units, in order to demonstrate to Corporation that such purchaser satisfies the requirements of Rule 506, as outlined in Section 4(c) above.

     f. If a prospective purchaser uses or consults a purchaser representative
     (as that term is defined in 17 CFR 230.501(h)) in connection with the offering of the Units, it will obtain and deliver to Corporation, prior to the closing of the offering of the Units, the prospective

Selling Agreement

     purchaser's written acknowledgment that he has used such person(s) in connection with evaluating the merits and risks of the prospective investment and such representative's written consent so to act, as well as a description of the education and experience of such representative(s).

     g. It will offer and sell the Units only in those jurisdictions in which it, or any other person or entity acting in its behalf, is properly registered, and it will comply with all laws, rules and regulations related to its activities on behalf of Corporation pursuant to this Agreement.

     h. It is a securities broker-dealer registered and in good standing with the Securities and Exchange Commission and is a member of the NASD.

     i. This Agreement has been duly and validly authorized, executed, and delivered by or on behalf of the Broker-Dealer and constitutes a valid and binding agreement of the Broker-Dealer.

     SECTION 5. CONDITIONS OF THE OBLIGATIONS OF CORPORATION. The obligations of
Corporation under this Agreement are subject to the accuracy of and compliance with your representations, warranties and covenants set forth in Section 4, and to the performance by you of your obligations hereunder.

     SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements by either Corporation or
Broker-Dealer contained in this Agreement shall remain operative and in full force and effect, and shall survive the closing of the offering of the Units.
Upon termination of this Agreement, Corporation shall have no further obligations to Broker-Dealer other than with respect to fees payable to
Broker-Dealer as provided herein.

     SECTION 7. INDEMNIFICATION.

          (a) Corporation agrees to indemnify, defend and hold Broker-Dealer harmless against any and all loss, liability, damage and expense whatsoever, whether or not resulting in any liability, that may be incurred under applicable securities laws, at common law, or otherwise and which is based upon or arises out of:

               (1) any untrue statement or alleged untrue statement of a
          material fact contained in the Memorandum or the omission or alleged omission from the Memorandum of a material fact necessary in order to make the statements

Selling Agreement

          made therein, in light of the circumstances under which they were made, not misleading;

               (2) the offer and/or sale by Corporation, or anyone acting on its behalf, of Units (unless due to the bad faith or gross negligence of the Broker-Dealer); or

               (3) any breach of any representation, warranty or covenant made by Corporation in this Agreement.

          (b) The Broker-Dealer agrees to indemnify, defend and hold Corporation and its officers, directors, shareholders and agents harmless against any and all loss, liability, damage and expense whatsoever, whether or not resulting in any liability, that may be incurred under applicable securities laws, at common law, or otherwise and which is based upon or arises out of:

               (1) any violation by Broker-Dealer or its agents of the
          Securities Act of 1933, as amended, the Securities Exchange Act of
          1934, as amended, or any state securities statutes, unless such violation is attributable to actions, misrepresentations or omissions of Corporation; or

               (2) any breach of any representation, warranty or covenant made by Broker-Dealer in this Agreement.

          (c) In any legal or regulatory action or claim brought against
     Corporation or Broker-Dealer or their agents, Corporation and the
     Broker-Dealer shall have the rights and duties set forth in this Section 7.
     The indemnification provisions included in this Section 7 shall include, but not be limited to, recovery of and payment of reasonable legal or other expenses incurred by Broker-Dealer or Corporation in connection with defending such actions and claims.

          (d) Within fourteen (14) calendar days after a claim or action is brought or asserted against Corporation or the Broker-Dealer or both, which in the opinion of either is subject to the indemnification provisions contained in this Section 7., the party seeking indemnification (the
     "Indemnitee") shall notify, in writing, the party from whom indemnification is sought (the "Indemnitor") of the existence of the claim or action.
     Indemnitor shall assume the defense of the claim or action by employing counsel for the Indemnitee, and shall thereafter be responsible for the payment of all legal fees and expenses incurred in connection with such defense. In the event that a claim or action is brought or asserted against
     Corporation and the Broker-Dealer, jointly, Corporation and the Broker-

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     Dealer shall make a good faith effort determine whether the claim or action can be defended jointly or if potential conflicts exist which require that separate legal counsel be employed for Broker-Dealer and Corporation. In such case, if Corporation and the Broker-Dealer seek indemnification from the other, each shall employ separate counsel to represent them and shall be responsible for the payment of all expenses associated with employment of such counsel, subject to the right of recovery of such expenses as set forth below in this subparagraph (d). IF EITHER CORPORATION OR
     BROKER-DEALER SEEK INDEMNIFICATION FROM THE OTHER UNDER THE PROVISIONS OF
     THIS SECTION 7., AND THE PARTY FROM WHOM INDEMNIFICATION IS SOUGHT DECLINES
     TO ASSUME DEFENSE OF THE ACTION OR CLAIM, THE PARTY SEEKING INDEMNIFICATION
     SHALL HAVE A RIGHT OF RECOVERY AGAINST THE PARTY FROM WHOM INDEMNIFICATION
     IS SOUGHT FOR ALL LOSSES, LIABILITIES, DAMAGES AND EXPENSES INCURRED IN THE
     DEFENSE OF THE ACTION OR CLAIM, INCLUDING ALL ACTUAL ATTORNEYS' FEES AND
     COSTS INCURRED, IN THE EVENT THAT THE DEFENSE OF THE ACTION OR CLAIM IS
     SUCCESSFUL AND THERE ARE NO FINDINGS OF WRONGDOING ON THE PART OF THE PARTY
     SEEKING INDEMNIFICATION.

     SECTION 8. RELIEF. The Broker-Dealer agrees that a breach or threatened breach on its part of any agreement contained in this Agreement will cause such damage to Corporation as will be irreparable, and, for that reason, the
Broker-Dealer further agrees that Corporation shall be entitled as a matter of right to an injunction, by any court of competent jurisdiction, restraining any further violation of such covenants by the Broker-Dealer or its employees, partners, officers or agents. The right of injunction shall be cumulative and in addition to whatever other remedies Corporation may have, including, specifically, recovery of damages. The Broker-Dealer also agrees to pay reasonable attorney's fees incurred by Corporation in successfully proving that the Broker-Dealer breached any of the terms of this Agreement.

     SECTION 9. NOTICES. All communications under this Agreement shall be in writing, and, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at the address initially set forth above or as changed by you in a written notice to Corporation, or if sent to Corporation, shall be mailed, delivered or telegraphed and confirmed to it at the address set out in the letterhead above, with a copy to Harvey Kesner, Esq., Haynes and Boone, LLP, 153
East 53rd Street, New York, New York 10022.

     SECTION 10. PARTIES. This Agreement shall inure to the benefit of, and be binding upon, you, any person which controls you, and your successors, and upon
Corporation and its representatives and successors. This Agreement and its conditions and provisions are for the sole and exclusive benefit of the parties and their representatives and successors, and for the benefit of no other person, firm or corporation.

     SECTION 11. RELATIONSHIP OF PARTIES. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a partnership, joint venture, agency relationship or

Selling Agreement

association other than as specifically set forth herein, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this Agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship other than as specifically set forth herein but rather shall be free to act on an arm's length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

     SECTION 12. ENTIRE AGREEMENT. This Agreement evidences the entire agreement between Corporation and the Broker-Dealer, and represents a merger of all preceding agreements between the parties hereto pertaining to the subject matter hereof.

     SECTION 13. SEVERABILITY OF PROVISIONS. If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof and any application thereof shall in no way be affected or impaired.

     SECTION 14. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws or principles thereof. Each of the parties hereto agrees irrevocably consents to the jurisdiction and venue of the federal and state courts located in New York City.

     SECTION 15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one copy of this Agreement, whereupon this instrument will become a binding agreement upon you and Corporation in accordance with its terms.

                                        Very truly yours,

                                        TOWERSTREAM CORPORATION,
                                        a Delaware Corporation

                                        By:    /s/ Jeff Thompson
                                            ------------------------------------
                                        Name: Jeff Thompson
                                        Title: President

     The foregoing Agreement is hereby confirmed and accepted as of the date first set out above.

                                        GRANITE FINANCIAL GROUP, LLC

                                        By:    /s/ Daniel J. Schreiber
                                            ------------------------------------
                                            Name:  Daniel J. Schreiber
                                            Title: CEO

                                        Address: _______________________________

                                                 _______________________________

                                                 _______________________________